  Exhibit 99.1

Manufactured Housing Properties Inc. Acquires ARC Manufactured Housing Communities

Charlotte, North Carolina, December 27, 2019 - Manufactured Housing Properties Inc. (OTC:MHPC), which acquires, owns, and operates manufactured housing communities; today announced the acquisition of ARC manufactured housing communities.

The 187-pad property is located in Lexington, SC. This is the company's fifth acquisition during 2019 for a total of 18 wholly owned and operated manufactured housing communities totaling 1,134 lots. Manufactured Housing Properties is actively seeking to expand its portfolio of manufactured housing communities.

About Manufactured Housing Properties Inc.

Manufactured Housing Properties Inc. together with its affiliates, acquires, owns, and operates manufactured housing communities. The Company focuses on acquiring and operating value-add manufactured home communities in high growth markets.

Contact:
Michael Z. Anise
President and Chief Financial Officer
(980) 273-1702 ext. 244